Exhibit 10.1

                            UNITED STATES OF AMERICA
                           DEPARTMENT OF THE TREASURY
                           COMPTROLLER OF THE CURRENCY

------------------------------------
In the Matter of:                    )
AMCORE Bank, N.A.                    )
Rockford, Illinois                   )
------------------------------------

                                  CONSENT ORDER

     The Comptroller of the Currency of the United States of America ("Comptroller"), through his National Bank Examiner, has supervisory authority over AMCORE Bank, N.A., Rockford, Illinois ("Bank").

     The Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a "Stipulation and Consent to the Issuance of a Consent Order," dated August 10, 2006, that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order ("Order") by the Comptroller.

     Pursuant to the authority vested in it by the Federal Deposit Insurance Act, as amended, 12 U.S.C. Section 1818, the Comptroller hereby orders that:

                                    ARTICLE I
                              COMPLIANCE COMMITTEE
                              --------------------

     (1) Within thirty (30) days of the date of this Order, the Board shall appoint a Compliance Committee of at least three (3) directors. Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Order.

     (2) The Compliance Committee shall meet at least monthly.

     (3) Within sixty (60) days of the date of this Order and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

     (a) a description of the action needed to achieve full compliance with each Article of this Order;

     (b)  actions taken to comply with each Article of this Order; and

     (c)  the results and status of those actions.

     (4) The Board shall forward a copy of the Compliance Committee's report, including a written discussion of actions they have or will take in response to the report, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.

     (5) The Board shall ensure that their actions are implemented, and shall require the Compliance Committee to monitor and address accomplishment of those actions in future reports.

                                   ARTICLE II
             BANK SECRECY ACT INTERNAL CONTROLS AND RISK ASSESSMENT
             ------------------------------------------------------

     (1) Within ninety (90) days of the date of this Order, in response to the risks assessed as set forth in this Article, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for compliance with Bank Secrecy Act ("BSA"), as amended (31 U.S.C. Section Section 5311 et seq.), the regulations promulgated thereunder at 31 C.F.R. Part 103, as amended, and 12 C.F.R. Part 21, Subparts B and C, and the rules and regulations of the Office of Foreign Assets Control ("OFAC") (collectively referred to as the "Bank Secrecy Act" or "BSA") and for the appropriate identification and monitoring of transactions that pose greater than normal risk for compliance with the BSA. This program shall include the following:

     (a) written criteria for identification of transactions that pose greater than normal risk for compliance with the BSA;

     (b) formal evaluation of the knowledge of the Bank's operational and supervisory personnel of the Bank's policies and procedures for identifying transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

     (c) enhanced policies and procedures for identifying and monitoring transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

     (d) enhanced policies and procedures for recording, maintaining, and recalling information about transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

     (e) well-defined policies and procedures for investigating and resolving the Bank's response to transactions that have been identified as posing greater than normal risk for compliance with the Bank Secrecy Act;

     (f) adequate controls and procedures to ensure that all suspicious and large currency transactions are identified and reported;

     (g) procedures to identify and report to appropriate management personnel and/or committee:

          (i) frequent or large volume cash deposits or wire transfers or book entry transfers to or from offshore or domestic entities or individuals;

          (ii) wire transfers or book entry transfers that are deposited into several accounts;

          (iii) receipt and disbursement of wire transfers or book entry transfers without an apparent bona fide business reason;

          (iv) receipt and disbursement of wire transfers or book entry transfers that are suspicious or inconsistent with the customers' business;

          (v) receipt and disbursement of currency or monetary instruments that are suspicious or inconsistent with the customers' business; and

          (vi) if applicable, accounts opened in the name of or for the benefit of a financial institution or foreign bank, as defined in 31 C.F.R. Section 103.11; and

     (h) a method for introducing new products and services that ensures that the policies and procedures governing new products and services are consistent with the Bank's program for compliance with the Bank Secrecy Act.

The Board shall submit within forty-five (45) days a copy of the written criteria for identification of transactions that pose greater than normal risk for compliance with the BSA required in paragraph (a) to the Assistant Deputy Comptroller for review and prior determination of no supervisory objection.

     (2) Within ninety (90) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for the Bank's monitoring of suspicious cash, monetary instruments, wire transfers, and other activities for all types of transactions, accounts, customers, products, services, and geographic areas. At a minimum, this written program shall establish:

     (a) reviews of transactions, accounts, customers, products, services, and geographic areas that pose greater than normal risk for compliance with the BSA; and

     (b)  submission of SARs based on these reviews and analyses.

     (3) Within ninety (90) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for the application of appropriate thresholds for monitoring all types of transactions, accounts, customers, products, services, and geographic areas that pose greater than normal risk for compliance with the Bank Secrecy Act. At a minimum, this written program shall establish:

     (a) meaningful thresholds for filtering accounts and customers for further monitoring, review, and analyses;

     (b)  an analysis of the filtering thresholds established by the Bank; and

     (c) periodic testing and monitoring of thresholds for their appropriateness to the Bank's customer base, products, services, and geographic area.

     (4) Within ninety (90) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to expanded account-opening procedures for all accounts, including non-cash areas, that pose greater than normal risk for compliance with the Bank Secrecy Act by requiring:

     (a) identification of all account owners and beneficial owners in compliance with 31 C.F.R. Section 103.121;

     (b) identification of the officers, directors, major shareholders or partners, as applicable;

     (c)  documentation of the following information for all customers:

          (i)  any relevant financial information concerning the customer;

          (ii) the type of business conducted by the customer;

          (iii) the customer's source of income or wealth; and

          (iv) any other due diligence required by this Order, the BSA Officer or the Bank.

     (5) The Bank shall obtain the information required in the preceding paragraph (4) of this Article before renewing or modifying an existing customer's account within the scope of the preceding paragraph (4).

     (6) The Bank shall have a policy describing when the Bank will not open an account, the terms under which a customer may use an account while the Bank is verifying a customer's identity or other risks, when the Bank will close an account after attempts to obtain the information required by paragraph (4) by the date the information is due have failed or if the Bank is not able to form a reasonable belief that it knows the true identify of a customer; and when the Bank will file a Suspicious Activity Report in accordance with applicable law and regulation.

     (7) Within one hundred twenty (120) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank maintenance of an integrated, accurate system for all Bank areas to produce periodic reports designed to identify unusual or suspicious activity, including patterns of activity, to monitor and evaluate unusual or suspicious activity, and to maintain accurate information needed to produce these reports.

     (a) The Bank's system shall be able to link related accounts, countries of origin, location of the customers' businesses and residences to evaluate patterns of activity;

     (b) The Bank shall maintain, either manually or through the Bank's electronic information systems, a list of all accounts associated with a relationship, a country or politically exposed persons ("PEPs"),

     (c) The periodic reports shall segregate transactions that pose a greater than normal risk for compliance with the Bank Secrecy Act;

     (d) The periodic reports shall include reports on all high risk accounts that are newly-established, renewed or modified, including the following information:

          (i)  the name of the customer;

          (ii) the officers, directors and major shareholder of any corporate customer and the partners of any partnership customer;

          (iii) any other accounts maintained by the customer and, as applicable, its officers, directors, major shareholders or partners;

          (iv) a detailed analysis of the due diligence performed on the customer and, as applicable, its officers, directors, major shareholders or partners;

          (v)  any related accounts of the customer at the Bank;

          (vi) any action the Bank has taken on the account;

          (vii) the purpose and balance of the account; and

          (viii) any unusual activity for each account;

     (e) The periodic reports shall include reports on any type of grand jury or law enforcement subpoena received by the Bank and on any law enforcement inquiry directed to the Bank and any action taken by the Bank on the affected account; and

     (f) The periodic reports shall include reports deemed necessary or appropriate by the BSA Officer or the Bank.

     (8) The BSA Officer or his/her designee shall periodically review, not less than each calendar year, all account documentation for all high risk accounts and the related accounts of those customers at the Bank to determine whether the account activity is consistent with the customer's business and the stated purpose of the account.

     (9) The Bank shall develop an escalation process to decide whether the customer relationship will continue with customers where the bank has determined that suspicious or unusual activity is taking place. In addition, this escalation process should address any potential customer relationships where the bank's due diligence indicates the account poses greater than normal risk for compliance with the BSA.

     (10) The Board shall ensure that the Bank has processes, personnel, and control systems to implement and adhere to the program developed pursuant to this Article.

                                   ARTICLE III
                      BANK SECRECY ACT COMPLIANCE FUNCTION
                      ------------------------------------

     (1) Within thirty (30) days of the date of this Order, the Board shall determine whether any changes are needed regarding the Bank's BSA Officer, including the responsibilities, authority, structure, independence or skills of the BSA Officer. In particular, the Board shall ensure that the BSA Officer has sufficient training, authority, and skill to perform his/her assigned responsibilities.

     (2) Within one hundred eighty (180) days of the date of this Order, and annually thereafter, the Board shall determine whether any additions and/or changes are needed regarding the Bank's BSA Officer, and the BSA Officer's supporting staff, including the responsibilities, authority, structure, independence, competencies, or capabilities of the BSA Officer and BSA Officer's supporting staff.

                                   ARTICLE IV
                             BANK SECRECY ACT AUDIT
                             ----------------------

     (1) Within one hundred eighty (180) days of the date of this Order, the Board, or a designated committee of the Board, shall adopt, implement, and thereafter ensure Bank adherence to an independent, internal audit program, including its scope, testing, and documentation, sufficient to:

     (a)  detect irregularities in the Bank's operations;

     (b) determine the Bank's level of compliance with all applicable laws, rules and regulations;

     (c)  evaluate the Bank's adherence to established policies and procedures;

     (d)  perform an appropriate level of testing to support the audit findings;

     (e)  ensure adequate audit coverage in all areas; and

     (f) establish an annual audit plan using a risk based approach sufficient to achieve these objectives.

     (2) Within sixty (60) days of the date of this Order, the Board shall expand the Bank's existing BSA audit procedures to include:

     (a) development of a schedule, from which deviations of more than forty five (45) days will occur only with the Board approval, for the Bank's internal audits;

     (b) development of a program to test periodically the adequacy of internal controls designed to ensure compliance with the provisions of OFAC and the Bank Secrecy Act in all areas of the Bank;

     (c) prompt management response and follow-up to all exceptions or other recommendations of any Bank auditor for BSA matters or of the Office of the Comptroller of the Currency; and

     (d) a risk-based approach to OFAC and Bank Secrecy Act compliance that includes transactional testing and verification of data for higher-risk accounts or geographic areas of specific concern.

     (3) Within one hundred eighty (180) days of the date of this Order, the Board shall ensure that the auditor or compliance officer for BSA matters has performed the following activities:

     (a) develop findings, observations and recommendations on the Bank's internal controls addressing compliance with OFAC and the Bank Secrecy Act, including related regulatory reporting on those subjects.

     (b) review prior account activity at the Bank, including cash, deposit accounts, wire activity, certified check activity, Currency Transaction Report activity (including structuring), traveler's check activity, for account types that pose greater than normal risk for compliance with the Bank Secrecy Act as determined by the bank's risk assessment, in order to ascertain any unusual or suspicious transactions that may have occurred at the Bank since October 1, 2004.

     (4) Upon completion of this review, the Board's findings shall be reported to the Assistant Deputy Comptroller. The Bank shall immediately file SARs, in accordance with 12 C.F.R. Section 21.11, for any previously unreported suspicious activity identified during this review.

     (5) The Board, or a designated committee of the Board, shall ensure appropriate oversight of the BSA audit function, with particular emphasis on an adequately staffed department or outside firm with respect to both the experience level and number of the individuals employed.

     (6) The Board, or a designated committee of the Board, shall ensure that the audit program is independent. The persons responsible for implementing the BSA audit program described above shall report directly to the Board, or a designated committee of the Board, which shall have the sole power to direct their activities. All reports prepared by the audit staff shall be filed directly with the Board and not through any intervening party.

     (7) All audit reports shall be in writing and supported by adequate workpapers, which must be provided to the Bank. The Board, or a designated committee of the Board, shall ensure that immediate actions are undertaken to remedy deficiencies cited in audit reports, and that auditors maintain a written record describing those actions.

     (8) The Board, or a designated committee of the Board, shall evaluate the audit reports of any party providing services to the Bank, and shall assess the impact on the Bank of any audit deficiencies cited in such reports.

     (9) The audit staff shall have access to any records necessary for the proper conduct of its activities. National bank examiners shall have access to all reports and work papers of the audit staff and any other parties working on its behalf.

     (10) The Board, or a designated committee of the Board, shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of, and adherence to, the program developed pursuant to this Article.

     (11) Upon adoption, a copy of the internal audit program shall be promptly submitted to the Assistant Deputy Comptroller.

                                   ARTICLE V
                            BANK SECRECY ACT TRAINING
                            -------------------------

     (1) Within one hundred eighty (180) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a comprehensive training program for all appropriate operational and supervisory personnel to ensure their awareness of their responsibility for compliance with the requirements of the OFAC and the Bank Secrecy Act, including the reporting requirements associated with SARs pursuant to 12 C.F.R. Part 21, Subpart B, regardless of the size of the relationship or type of customer involved.

     (2) This comprehensive training program shall include strategies for mandatory attendance, the frequency of training, procedures and timing for updating training programs and materials, and the method for delivering training.

     (3) This training program shall be tailored to address the applicable BSA risks and requirements for each job function. It shall also include a discussion of AMCORE's specific BSA/AML procedures that apply to that job function.

                                   ARTICLE VI
                                     CLOSING
                                     -------

     (1) Although the Board is by this Order required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Assistant Deputy Comptroller, the Board has the ultimate responsibility for proper and sound management of the Bank.

     (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon it by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

     (3) Any time limitations imposed by this Order shall begin to run from the effective date of this Order. Such time limitations may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

     (4) The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller.

     (5) In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

     (a) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

     (b) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

     (c) follow-up on any non-compliance with such actions in a timely and appropriate manner; and

     (d) require corrective action be taken in a timely manner of any non-compliance with such actions.

     (6) This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. Section 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

     (7) The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written. IT IS SO ORDERED, this tenth day of August, 2006.


/S/ Jennifer Kelly
------------------------
Jennifer Kelly
Deputy Comptroller
Midsize Bank Supervision

                            UNITED STATES OF AMERICA
                           DEPARTMENT OF THE TREASURY
                           COMPTROLLER OF THE CURRENCY

---------------------------------------
In the Matter of:                       )
AMCORE Bank, N.A.                       )
Rockford, Illinois                      )
---------------------------------------

                     STIPULATION AND CONSENT TO THE ISSUANCE
                               OF A CONSENT ORDER

     The Comptroller of the Currency of the United States of America ("Comptroller") has initiated cease and desist proceedings against AMCORE Bank, N.A., Rockford, Illinois ("Bank") pursuant to 12 U.S.C. Section 1818(b).

     The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated August 10, 2006 ("Order");

     In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

                                   ARTICLE I
                                  Jurisdiction
                                  ------------

     (1) The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C.
Section 1 et seq.

     (2) The Comptroller is "the appropriate Federal banking agency" regarding the Bank pursuant to 12 U.S.C. Section Section 1813(q) and 1818(b).

     (3) The Bank is an "insured depository institution" within the meaning of 12 U.S.C. Section 1818(b)(1).

     (4) As a result of this Order:

     (a) Pursuant to 12 C.F.R. Section 5.51(c)(6), the Bank shall be designated as in "troubled condition," unless otherwise informed in writing by the Comptroller;

     (b) Pursuant to 12 C.F.R. Section 5.3(g)(4), the Bank is not an eligible bank for the purposes of 12 C.F.R. Part 5 unless otherwise informed in writing by the Comptroller;

     (c) For purposes of 12 C.F.R. Section 5.47, the Bank shall continue to be an eligible bank until December 31, 2006; and

     (d) Pursuant to 12 C.F.R. Section 24.2(e)(4), the Bank shall continue to be an eligible bank for the purposes of 12 C.F.R. Part 24 unless otherwise informed in writing by the Comptroller.

                                   ARTICLE II
                                    Agreement
                                    ---------

     (1) The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

     (2) The Bank further agrees that said Order shall be deemed an "order issued with the consent of the depository institution" as defined in 12 U.S.C.
Section 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. Section 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. Section 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

     (3) The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller's exercise of his supervisory responsibilities.

                                  ARTICLE III
                                     Waivers
                                     -------

     (1) The Bank, by signing this Stipulation and Consent, hereby waives:

     (a) the issuance of a Notice of Charges pursuant to 12 U.S.C. Section 1818(b);

     (b) any and all procedural rights available in connection with the issuance of the Order;

     (c) all rights to a hearing and a final agency decision pursuant to 12 U.S.C. Section 1818(i), 12 C.F.R. Part 19

     (d) all rights to seek any type of administrative or judicial review of the Order; and

     (e)  any and all rights to challenge or contest the validity of the Order.

                                   ARTICLE IV

                                  Other Action
                                  ------------

     (1) The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon it by the several laws of the United States of America.

     (2) IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Jennifer Kelly                                      August 10, 2006
------------------------------                          ----------------------
Jennifer Kelly                                          Date
Deputy Comptroller
Midsize Bank Supervision

         IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Patricia M. Bonavia                                 August 10, 2006
------------------------------                          ----------------------
Patricia M. Bonavia

/s/ Eleanor Doar                                        August 10, 2006
------------------------------                          ----------------------
Eleanor Doar

/s/ Kenneth E. Edge                                     August 10, 2006
------------------------------                          ----------------------
Kenneth E. Edge

/s/ John R. Hecht                                       August 14, 2006
------------------------------                          ----------------------
John R. Hecht

/s/ Donald H. Wilson                                    August 10, 2006
------------------------------                          ----------------------
Donald H. Wilson

/s/ James S. Waddell                                    August 10, 2006
------------------------------                          ----------------------
James S. Waddell

/s/ Thomas R. Szmanda                                   August 10, 2006
------------------------------                          ----------------------
Thomas R. Szmanda                                       Date



                                       10